UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2009 (March 11, 2009)

ALLIANCE LAUNDRY SYSTEMS LLC

ALLIANCE LAUNDRY CORPORATION

ALLIANCE LAUNDRY HOLDINGS LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-56857	39-1927923
DELAWARE	333-56857-01	39-1928505
DELAWARE	333-56857-02	52-2055893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Shepard Street, P.O. Box 990

RIPON, WISCONSIN 54971-0990

(Address of Principal executive offices, including Zip Code)

(920) 748-3121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 12, 2009, Alliance Laundry Systems LLC (“Alliance Laundry”), Alliance Laundry Holdings LLC (“Holdings”) and Bank of America, N.A. (“Bank of America”), as administrative agent and swing line lender, entered into an amendment and restatement (the “Amendment”) of the credit agreement, dated as of January 27, 2005 (the “Credit Agreement”), as previously amended, restated, amended and restated, supplemented, extended or otherwise modified, among Alliance Laundry, Holdings, ALH Finance LLC, Lehman Commercial Paper Inc. (“LCPI”), as administrative agent, and the several banks and other financial institutions party thereto. Pursuant to the Amendment, Bank of America became administrative agent and swing line lender under the Credit Agreement and related loan documents, replacing LCPI. The Amendment also amends certain terms and conditions of the Credit Agreement.

Among other things, the Amendment (i) increases the amount of letters of credit that may be issued under the Credit Agreement to $40 million from $35 million, (ii) revises the terms and procedures for the borrowing and repayment of swing line loans, (iii) revises the terms and procedures for the issuance of letters of credit and (iv) revises certain provisions relating to the rights and obligations of the administrative agent. The revisions to the terms and procedures for the issuance of letters of credit provide, among other things, that no lender is required to issue a letter of credit at any time that any lender under the revolving portion of the Credit Agreement is in default under certain of its obligations thereunder unless the borrower provides cash collateral in an amount at least equal to the defaulting lender’s participation in such letter of credit or the borrower and the lender issuing the letter of credit enter into arrangements satisfactory to such issuing lender eliminating such issuing lender’s risk with respect to such defaulting lender.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment attached hereto as Exhibit 10.1 and incorporated herein by reference

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 11, 2009 Lee L. Sienna resigned from the Board of Directors of ALH Holding Inc. (“ALH”) (including his position as Chairman) and as President of Alliance Laundry Corporation, effective March 16, 2009.

On March 16, 2009 Shael J. Dolman was designated Chairman of the Board of ALH and appointed President of Alliance Laundry Corporation. Shael J. Dolman, 37, has been a member of the Board of Directors of ALH since January 27, 2005 and was the Secretary of Alliance Laundry Corporation from January 27, 2005 to March 16, 2009. Mr. Dolman is a Director at Teachers’ Private Capital, the private equity arm of Ontario Teachers’ Pension Plan Board (“OTPP”). Mr. Dolman joined OTPP in 1997 after working in Commercial and Corporate Banking at a Canadian chartered bank. Mr. Dolman received his Bachelor of Arts from the University of Western Ontario and his MBA from McGill University. He is a Director of The Hillman Group Inc. and Easton-Bell Sports, LLC.

On March 16, 2009 Nicole Musicco, a Portfolio Manager at Teachers’ Private Capital, was appointed as a member of the Board of Directors of ALH and the Audit and Compensation Committees of the Board of Directors of ALH.

Alliance Laundry is wholly-owned by Holdings and Holdings is wholly-owned by ALH. As limited liability companies, neither Alliance Laundry nor Holdings has a board of directors and neither entity has a board of managers. The ultimate function of a board of directors for both Alliance Laundry and Holdings is fulfilled by the Board of ALH. Alliance Laundry Corporation is a wholly-owned subsidiary of Alliance Laundry.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
10.1	Credit Agreement, dated as of January 27, 2005 (as in effect as of March 12, 2009) among Alliance Laundry Systems LLC, Alliance Laundry Holdings LLC and Bank of America, N.A., as administrative agent and swing line lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE LAUNDRY SYSTEMS LLC
(Registrant)

/s/ Thomas L’Esperance
Date: March 16, 2009	Name:	Thomas L’Esperance
	Title:	Chief Executive Officer

/s/ Bruce P. Rounds
	Name:	Bruce P. Rounds
	Title:	Vice President Chief Financial Officer

ALLIANCE LAUNDRY CORPORATION
(Registrant)

/s/ Thomas L’Esperance
Date: March 16, 2009	Name:	Thomas L’Esperance
	Title:	Chief Executive Officer

/s/ Bruce P. Rounds
	Name:	Bruce P. Rounds
	Title:	Vice President Chief Financial Officer

ALLIANCE LAUNDRY HOLDINGS LLC
(Registrant)

/s/ Thomas L’Esperance
Date: March 16, 2009	Name:	Thomas L’Esperance
	Title:	Chief Executive Officer

/s/ Bruce P. Rounds
	Name:	Bruce P. Rounds
	Title:	Vice President Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement, dated as of January 27, 2005 (as in effect as of March 12, 2009) among Alliance Laundry Systems LLC, Alliance Laundry Holdings LLC and Bank of America, N.A., as administrative agent and swing line lender.

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